EXHIBIT 10.9

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE SHARES

OF COMMON STOCK OF

T-SPAN SYSTEMS CORPORATION

This certifies that for good and valuable consideration, 525 ALMANOR LLC, a California limited liability company, or its assigns (the “Holder”), for value received, is entitled to purchase from T-SPAN SYSTEMS CORPORATION, a Delaware corporation (the “Company”), having a place of business at 3145 Porter Drive, Palo Alto, California, fully-paid and nonassessable shares of Common Stock of the Company on the terms and subject to the conditions set forth herein (the “Warrant”).

1.	GENERAL.

1.1 Type of Shares Subject to Warrant. This warrant shall be exercisable for shares of the Company’s Common Stock.

1.2 Per Share Exercise Price of Warrant. The per share exercise price of this Warrant shall be $0.67, as adjusted pursuant to the other provisions of this Warrant (the “Purchase Price”).

1.3 Number of Shares Subject to Warrant. The number of shares issuable upon full exercise of this Warrant shall be 125,000 (the “Warrant Shares”), as adjusted pursuant to the other provisions of this Warrant.

1.4 Term. This warrant may be exercised at any time during the period (the “Exercise Period”) commencing on the date hereof and ending on the earlier of (a) the fifth anniversary of the date hereof and (b) the closing of an underwritten firm commitment public offering of the Company with gross proceeds to the Company of at least $20,000,000 and a per share price of at least $6.75, all subject to the terms, conditions and adjustments herein set forth (the “Expiration Date”).

2.	EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES.

Cash Exercise. This Warrant shall be exercised by surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and, if applicable, upon payment in cash or by check of the aggregate Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Company agrees that the Warrant Shares shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed, executed Form of Subscription delivered and payment made for such shares. Certificates for the Warrant Shares, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company’s expense within a reasonable time after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all of the Warrant Shares that may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new warrant or warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time. Each stock certificate so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of such Holder.

2.1 Net Issue Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company’s Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this warrant for cash, the Holder may elect to receive the Warrant Shares equal to the value (as determined below) of this warrant (or the portion thereof being canceled) by surrender of this warrant at the principal office of the Company together with the properly endorsed Form of Subscription and notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y (A-B)

A

Where	X = the number of shares of Common Stock to be issued to the Holder under this Section 2.2

Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A = the fair market value of one share of the Company’s Common Stock (at the date of such calculation)

B = Purchase Price (as adjusted to the date of such calculation)

For purposes of the above calculation, fair market value of one share of Common Stock shall be determined by the Company’s Board of Directors in good faith; provided, however, that in the event the Company makes an initial public offering of its Common Stock the fair market value per share shall be the product of (i) the per share offering price to the public of the Company’s initial public offering, and (ii) the number of shares of Common Stock for which this warrant is exercisable.

3.	SHARES TO BE FULLY PAID; RESERVATION OF SHARES.

The Company covenants and agrees that all shares of capital stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed; provided, however, that the Company shall not be required to effect a registration under Federal or state securities laws with respect to such exercise. The Company will not take any action that would result in any adjustment of the Purchase Price (as set forth in Section 4) if the total number of shares of Common Stock issuable after such action, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Common Stock then authorized by the Company’s articles of incorporation.

4.	ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF WARRANT SHARES.

The Purchase Price and the number of Warrant Shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4. Upon each adjustment of the Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Purchase Price resulting from such adjustment.

4.1 Subdivision or Combination of Stock. If at any time prior to the exercise of this Warrant in full, the Company subdivides its outstanding shares of Common Stock into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in the event the Company combines the outstanding shares of Common Stock into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased.

4.2 Dividends in Stock, Other Stock, Property, Reclassification. If at any time or from time to time the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant), shall have received or become entitled to receive, without payment therefor:

(a) Common Stock or any shares of stock or other securities that are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

(b) any cash paid or payable otherwise than as a cash dividend, or

(c) Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 4.1 above), then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of capital stock receivable thereupon, and without payment of any additional consideration therefor, number of shares of Common Stock and other securities and property (including cash in the cases referred to in clause (b) above and this clause (c)) that such Holder would hold on the date of such exercise had it been the holder of record of such shares as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

4.3 Reorganization, Reclassification, Consolidation, Merger or Sale. If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (an “Organic Change”), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby; provided, however, that in the event the value of the stock, securities or other assets or property (determined in good faith by the Board of Directors of the Company) issuable or payable with respect to one share of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby is in excess of the Purchase Price hereof effective at the time of an Organic Change and securities received in such reorganization, if any, are publicly traded, then this Warrant shall expire unless exercised prior to such Organic Change. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Purchase Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument reasonably satisfactory in form and substance to the Holder, executed and mailed or delivered to the Holder at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

4.4 Fractional Shares. No fractional shares of Common Stock or scrip shall be issued to the Holder in connection with the exercise of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to such Holder, the Company will pay to such Holder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then current fair market value per share of Common Stock.

4.5 Carryover. Notwithstanding any other provision of this Section 4, no adjustment shall be made to the number of shares of Common Stock to be delivered to the Holder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered.

4.6 No Duplicate Adjustments. Notwithstanding anything else to the contrary contained herein, in no event will an adjustment be made under the provisions of this Section 4 to the number of Warrant Shares issuable upon exercise of this Warrant or the Exercise Price for any event if an adjustment having substantially the same effect to the Holder as any adjustment that otherwise would be made under the provisions of this Section 4 is made by the Company.

4.7 Certain Events. If any change in the outstanding shares of Common Stock of the Company or any other event occurs as to which the other provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Warrant, the Purchase Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Purchase Price the total number, class and kind of shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.

4.8 Notices of Change.

(a) Promptly upon any adjustment in the number or class of shares subject to this Warrant and of the Purchase Price, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

(b) The Company shall give written notice to the Holder at least 10 business days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions.

(c) The Company shall also give written notice to the Holder at least 20 business days prior to the date on which an Organic Change or an initial public offering of the Company’s Common Stock shall take place.

5.	ISSUE TAX.

The issuance of certificates for shares of capital stock upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

6.	CLOSING OF BOOKS.

The Company will at no time close its transfer books against the transfer of any warrant or of any shares of capital stock issued or issuable upon the exercise of any warrant in any manner that interferes with the timely exercise of this warrant.

7.	NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY.

Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of capital stock of the Company, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of such Holder for the Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

8.	TRANSFERABILITY.

8.1 Restrictions on Transfer; Compliance with Securities Laws. The Warrant Shares issued upon the exercise of the Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and transferee. In connection with the proposed transfer or assignment, the transferor must give Company a written notice at the time of or within a reasonable time after such transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which the rights under this Warrant are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes the obligations of such Holder under this Warrant in a writing delivered to the Company.

8.2 Restrictive Legends. This Warrant shall (and each warrant issued in substitution for this Warrant issued pursuant to Section 11) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.”

Except as otherwise permitted by this Section 8, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.”

Notwithstanding the foregoing, the Holder may require the Company to issue a stock certificate for Warrant Shares without a legend if (i) such Warrant Shares, as the case may be, have been registered for resale under the Securities Act or sold pursuant to Rule 144 under the Securities Act (or a successor rule thereto) or (ii) the Holder has received an opinion of counsel reasonably satisfactory to the Company that such registration is not required with respect to such Warrant Shares.

9.	MARKET STAND-OFF AGREEMENT.

9.1 “Market Stand-Off” Agreement. If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, the Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the 180 day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended (the “Securities Act”); provided, that all officers and directors of the Company and all other persons holding 1% or more of the Company’s outstanding stock enter into similar agreements. The obligations described in this Section 9 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such 180-day period.

10.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

10.1 Due Authority. The execution and delivery by the Company of this Warrant and the performance of all obligations of the Company hereunder, including the issuance to Holder of the right to acquire shares of the Company’s capital stock hereunder, have been duly authorized by all necessary corporate action on the part of the Company, and the Warrant is not inconsistent with the Company’s Amended and Restated Certificate of Incorporation or Bylaws and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

10.2 Consents and Approvals. No consent or approval of, giving notice to, registration with, or taking of any other action in respect of any state, Federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this warrant, except for any filing required by applicable Federal and state securities laws, which filings will be made and effective by the time required by such laws.

10.3 Issued Securities. All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of capital stock were issued in full compliance with all Federal and state securities laws.

10.4 Exempt Transaction. Subject to the accuracy of the Holder’s representations in Section 11, the issuance of shares of Common Stock upon exercise of this warrant will constitute a transaction exempt from (a) the registration requirements of Section 5 of the Securities Act in reliance upon Section 4(2) thereof, and (b) the qualification requirements of applicable state securities laws.

10.5 Compliance with Rule 144. At the written request of the Holder, who proposes to sell capital stock issuable upon exercise of this warrant in compliance with Rule 144 under the Securities Act, as amended from time to time, the Company shall furnish the Holder, within 30 days after receipt of such request, a written statement confirming the Company’s compliance with the filing requirements set forth in such rule.

11.	REPRESENTATIONS AND WARRANTIES OF THE HOLDER.

11.1 Investment Purpose. This Warrant and the shares of Common Stock issuable upon exercise of this Warrant will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

11.2 Private Issue. The Holder understands (a) that this Warrant and the shares of Common Stock issuable upon exercise of this Warrant are not registered under the Securities Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this warrant will be exempt from the registration and qualifications requirements thereof and (b) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 11.

11.3 Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

11.4 Accredited Investor. Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.

12.	RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANT.

The rights and obligations of the Company, of the holder of this warrant and of the holder of shares of Common Stock issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

13.	MODIFICATION AND WAIVER.

This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

14.	NOTICES.

Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to the Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other.

15.	BINDING EFFECT ON SUCCESSORS.

This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets. All of the obligations of the Company relating to the Warrant Shares issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

16.	DESCRIPTIVE HEADINGS AND GOVERNING LAW.

The description headings of the several sections and paragraphs of this warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

17.	LOST WARRANTS.

The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

18.	COUNTERPARTS.

This Warrant may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19.	SEVERABILITY.

Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

The Company has caused this warrant to be duly executed by its officer, thereunto duly authorized, this 14th day of April, 2000.

T-SPAN SYSTEMS CORPORATION

By:	/s/ Richard Redelfs

Title:	President and CEO

HOLDER

525 ALMANOR LLC a California limited liability company

By:	Menlo Equities LLC, a California limited liability company, as Manager

	By:	Menlo Equities, Inc., a California corporation, its Managing Member

		By:	/s/ Henry D. Bullock,
Henry D. Bullock, President

EXHIBIT A

SUBSCRIPTION FORM

Date:                 , 20

T-Span Systems Corporation

3145 Porter Drive Palo Alto, CA

Attn: President

Ladies and Gentlemen:

☐	The undersigned hereby elects to exercise the warrant issued to it by T-Span Systems Corporation (the “Company”) and dated , (the “Warrant”) and to purchase thereunder shares of the Common Stock of the Company (the “Shares”) at a purchase price of $ per Share or an aggregate purchase price of $ (the “Purchase Price”). Pursuant to the terms of the warrant the undersigned has delivered the Purchase Price herewith in full in cash or by certified check or wire transfer.

☐	The undersigned hereby elects to convert % of the value of the Warrant pursuant to the provisions of Section 2.2 of the Warrant.

Very truly yours,

By:

Title: